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SUPPLY AGREEMENT BETWEEN PHILIPS AND INTERMAGNETICS
CONFIDENTIAL                                     EXECUTION COPY - 30 MARCH, 2004




                             C O N F I D E N T I A L




                              AMENDED AND RESTATED
                            SUPPLY AGREEMENT BETWEEN

                     PHILIPS MEDICAL SYSTEMS NEDERLAND B.V.
                                    (PHILIPS)


                                       AND


                       INTERMAGNETICS GENERAL CORPORATION
                                (INTERMAGNETICS)


                                    REGARDING



                                 ACTIVE SHIELDED
                           SUPERCONDUCTING MRI MAGNETS











Initials INTERMAGNETICS:                                       Initials PHILIPS:
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SUPPLY AGREEMENT BETWEEN PHILIPS AND INTERMAGNETICS
CONFIDENTIAL                                     EXECUTION COPY - 30 MARCH, 2004




         Content:                                                          Page:
         ----------------------------------------------------------------------
         1        Scope                                                      1
         2        Definitions                                                2
         3        Products                                                   2
         4        Change Control                                             3
         5        Prices                                                     3
         6        Purchase Orders                                            3
         7        Forecast and Ordering Procedures                           4
         8        Production                                                 4
         9        Delivery                                                   5
         10       Warranty                                                   6
         11       Service                                                    11
         12       Branding, Trademarks and Tradenames                        12
         13       Term and Termination                                       12
         14       Purchase Orders placed prior to termination effectivity    13
         15       Prevailing Agreement                                       13
         16       Surviving Terms                                            13
         18       List of Schedules                                          13
         19       Effectiveness                                              14

         Schedules
         A        Specifications for Products
         B        Branding instructions
         C        Price schedule
         D        Supply Chain Agreement
         E        Change request form
         F        Configuration management
         G        Service data and procedures
         H        Accounting data and procedures
         I        Forwarding instructions
         J        Customs instructions
         K        Amendments to this Supply Agreement




Initials INTERMAGNETICS:                                       Initials PHILIPS:
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SUPPLY AGREEMENT BETWEEN PHILIPS AND INTERMAGNETICS
CONFIDENTIAL

This SUPPLY AGREEMENT is

BETWEEN

PHILIPS MEDICAL SYSTEMS NEDERLAND B.V., of Best, The Netherlands (hereinafter referred to as "PHILIPS") on the one part

and

INTERMAGNETICS GENERAL CORPORATION acting through its Magnet Business Group of Latham, New York, the United States of America (hereinafter referred to as "INTERMAGNETICS") on the other part.

WHEREAS:

o PHILIPS and INTERMAGNETICS entered into an Umbrella Agreement dated 29 April, 1999 setting forth the terms and conditions applicable to their relationship, which agreement was amended and restated with an effective date of 1 January 2003 (the "Umbrella Agreement"); and

o under the Umbrella Agreement, the Parties may enter into Supply Agreements for the supply of certain magnet systems from INTERMAGNETICS to PHILIPS; and

o the Parties now desire to amend and restate their Supply Agreement to cover the supply of existing and future products from INTERMAGNETICS to PHILIPS;


NOW IT IS HEREBY AGREED AS FOLLOWS:


1.       Scope

This Supply Agreement is an integral part of the Parties' UMBRELLA AGREEMENT, as amended 1 January 2003. Except as expressly stated otherwise herein, all terms and conditions of the Umbrella Agreement, including definitions, are incorporated as if fully set forth in this Supply Agreement. This Supply Agreement will encompass the supply of Products that meet Specifications contained in Schedule A and, except as otherwise expressly set forth herein, shall take effect on 1 January 2003 (the Effective Date).






Initials INTERMAGNETICS:                                       Initials PHILIPS:
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2.       Definitions

Accepted Products A Product for which Philips has placed a Purchase Order and that has successfully met the requirements for acceptance as defined in Article 8.3 (or 8.4 if applicable).

Delivery Delivery shall have the meaning contained in Article 9.2 and shall occur when Intermagnetics has made an Accepted Product available for delivery on a call off date specified by Philips in accordance with Schedule D.

Product(s)              In addition to the definition of Product in the Umbrella
                        Agreement, Product shall mean, in this Supply Agreement, the products which are specified in Schedule A. Products may be added or deleted to Schedule A by mutual agreement of the Parties in writing.

Spare Parts             shall mean replaceable Parts of the Products
                        classified by INTERMAGNETICS as spare parts

Specifications          shall mean the requirements for the Products as set
                        forth in Schedule A.

Supply Agreement:       shall mean this document and all the Schedules that are
                        presently attached thereto and all Appendixes and amendments that will be attached thereto provided they are signed and/or initialed by the individuals authorized to bind the Parties.

Tools shall mean components supplied by INTERMAGNETICS specifically for the purpose of installation or service of the Product(s)

3.       Product(s)

3.1. INTERMAGNETICS shall only supply Product(s) which have successfully passed the agreed upon tests to ensure meeting the Specifications and which have been subject to the issuance by PHILIPS of a NORD.






Initials INTERMAGNETICS:                                       Initials PHILIPS:

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3.2.     INTERMAGNETICS shall be under no obligation to accept orders for any
         Product until a NORD has been issued for that type of Product. PHILIPS shall be under no obligation to accept deliveries until a NORD has been issued.


4.       Change Control

4.1. INTERMAGNETICS shall inform PHILIPS in writing by means of the standard form for change request as laid out in Schedule E to this Supply Agreement of any and all changes affecting form, fit or function to the Product(s) and/or Spare Parts that result from its continuing engineering activities as they occur. Any changes proposed by INTERMAGNETICS such as change in design, material, manufacturing process and other aspects which affect form, fit or function and/or the Specifications will be subject to the prior written consent of PHILIPS. The objective of Parties is to conclude the authorization, cancellation or rejection of any change request within sixty (60) days from its initiation.

4.2. In the event PHILIPS desires a change in the Product(s) and/or Spare Parts, or desires a change in the MRI System that could affect form, fit or function of the Product (s) and/or Spare Parts, the provision of
         Article 4.1 hereof shall apply mutatis mutandis.


5.       Prices

5.1. INTERMAGNETICS shall supply the Product(s) and Spare Parts to PHILIPS at prices which are set forth in Schedule C to this Supply Agreement.

5.2. The Parties shall negotiate multi-year fixed price agreements for each Product, unless otherwise agreed in writing. Fixed price agreements shall be renegotiated in the penultimate year of the applicable fixed price term, or sooner by agreement of the Parties as the market situation may require. Such negotiations shall include consideration of the expected total annual quantities upon which prices for the next fixed term period will be based and consideration of indices of major cost drivers common to all MRI magnet system manufacturers including, superconductor, cyrocoolers, helium, stainless steel, labor and cost of quality, competition factors and market trends for MRI Systems.

5.3. The payment term is net forty five (45) days after date of invoice. A penalty of prime plus 2% per annum may be added from the due date on any payment received more than fifteen days after it is due.

6.       Purchase Orders

6.1. Product(s) and/or Spare Part(s) shall be ordered by PHILIPS through the written or electronic release of a Purchase Order which shall be subject to and governed by this Supply Agreement.





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6.2.     Each Purchase Order shall at least specify the type of Product(s)
         and/or Spare Part(s), the quantity(ies), the price(s) and the requested delivery date(s).

6.3. Purchase Order(s) may include additional terms relating to the purchase, shipment and other conditions if previously agreed upon between PHILIPS and INTERMAGNETICS.

6.4. Purchase Order(s) so placed by PHILIPS shall be acknowledged by INTERMAGNETICS within five (5) working days after receipt provided that such Purchase Order(s) comply with the requirements of Schedule D.


7.       Forecast and Ordering Procedures

7.1 Parties have agreed to the forecast and order lead time provisions as specified in Schedule D to this Supply Agreement.


8.       Production, Acceptance of Product

8.1 Subject to the confidentiality provisions of the Umbrella Agreement between Parties, PHILIPS' technical, purchasing, quality, logistic and service experts are entitled to visit INTERMAGNETICS' factory in order to assess all relevant aspects of the progress of the manufacture of the Products, such as without limitation with respect to Specifications, quality, serviceability and delivery times, provided that in accordance with INTERMAGNETICS' confidentiality needs, PHILIPS' experts will not have access to certain, to be agreed upon in advance, aspects of the manufacturing process. PHILIPS' experts are entitled to make suggestions and proposals, but same shall be binding and valid on INTERMAGNETICS and PHILIPS only if confirmed in a document signed by authorized representatives of all relevant Parties.

8.2. Each Product shall be tested by INTERMAGNETICS prior to acceptance by PHILIPS. Products may be ordered by PHILIPS to be delivered cold, filled with liquid cryogens ("Cold Products"), or warm, with no liquid cryogens ("Warm Products"). Test requirements and procedures for Cold Products and Warm Products have been defined in the Specifications and are designed to enable INTERMAGNETICS and PHILIPS to verify that the Products comply with the Specifications.

8.3. Except for the acceptance of Products as required under Article 8.4 the following procedure for acceptance of Products applies:




Initials INTERMAGNETICS:                                       Initials PHILIPS:
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         Upon satisfactory completion of the relevant tests (the Product fully complies to the Specifications) INTERMAGNETICS' responsible quality officer shall transmit a confirmation of such to PHILIPS, which transmittal shall be deemed the acceptance by PHILIPS of the Product.

         If the test results reveal one or more reportable non-conformances a copy of the test results per Product authorized by INTERMAGNETICS' responsible quality officer shall be transmitted to PHILIPS with a request to authorize acceptance thereof. PHILIPS will react to this request within five (5) working days following receipt of the information. If PHILIPS does not respond within said five working days the Product shall be deemed to be accepted by PHILIPS and INTERMAGNETICS shall be entitled to make Delivery of the Product to PHILIPS. In case the Product appears not to comply with the Specifications PHILIPS shall be entitled to reject the Product in which case INTERMAGNETICS shall repair or replace the Product.

8.4. For certain Products or major Product modifications as may be agreed from time to time in a side letter pursuant to article 4 of this Supply Agreement the following procedure for acceptance of Products applies:
         No later than seven (7) working days prior to the start of the test, INTERMAGNETICS shall inform PHILIPS thereof in writing and PHILIPS is entitled to be represented at these tests. Upon satisfactory completion of the tests a copy of the test results per Product authorized by INTERMAGNETICS' responsible quality officer shall be transmitted to PHILIPS with a request to authorize acceptance thereof. PHILIPS will react to this request within five (5) working days following receipt of the information. If PHILIPS does not respond within said five working days the Product shall be deemed to be accepted by PHILIPS and INTERMAGNETICS shall be entitled to invoice the Product to PHILIPS. Notwithstanding PHILIPS being so represented, Article 9.7 will remain applicable. In case the Product appears not to comply with the Specifications PHILIPS shall be entitled to reject the Product in which case INTERMAGNETICS shall repair or replace the Product.

8.5 INTERMAGNETICS shall archive the test results for 15 years, and provide to PHILIPS test results for Products when so requested. INTERMAGNETICS shall maintain a database with condensed Product acceptance and delivery information as specified in Schedule L to this Supply Agreement. At agreed regular intervals INTERMAGNETICS will transmit to PHILIPS updates of this database.


9.       Delivery

9.1. Unless specifically otherwise agreed in writing the Product(s) and Spare Part(s) shall be delivered in accordance with the terms of the pertaining Purchase Order and this Article 9.






Initials INTERMAGNETICS:                                       Initials PHILIPS:
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9.2.     Product(s) and Spare Part(s) shall be delivered EXW LATHAM, NEW YORK,
         USA, as that term is defined in the Incoterms 2000, issued by the International Chamber of Commerce. Title and risk of loss shall transfer to Philips upon Delivery and Intermagnetics will be entitled to issue an invoice for the delivered Product.

9.3. Products shall be delivered by INTERMAGNETICS upon call off by PHILIPS, as defined in Schedule D to this Agreement, and in a packing suitable for transport to the destination indicated by PHILIPS. For transportation by air, packing shall include specific materials or components such as breathing bellows or pressure relief valves supplied by PHILIPS. INTERMAGNETICS shall label each Product and packing with a PHILIPS' trademark in accordance with the instructions provided for by PHILIPS in Schedule B to this Supply Agreement.

9.4. The Product(s) and Spare Part(s) shall be forwarded according the instructions of INTERMAGNETICS and PHILIPS as set forth in Schedule I to this Supply Agreement.


9.5. PHILIPS can delay the Delivery of an Accepted Product from INTERMAGNETICS, but only to the extent expressly provided in Schedule D, or to the extent agreed in writing pursuant to Article 9.5 of this Supply Agreement. The invoice price and financial obligations of the Parties with respect to Products subject to this Article 9.5 are set forth in Schedule C to this Supply Agreement.


9.6. The Parties may agree, from time to time, to the delivery of Products destined for international shipment to PHILIPS on consignment. Such consignment may be implemented only by mutual agreement of the Parties with the period and other specific terms of consignment to be negotiated on a case-by-case basis. This consignment inventory will remain IGC property but PHILIPS will be responsible for risk of loss during the consignment period when the Product is stored on PHILIPS property.

9.7. Upon receipt, PHILIPS is entitled to retest (incoming inspection) at PHILIPS location the Product(s) and Spare Part(s) in accordance with the agreed upon tests, set forth in Schedule A to this Supply Agreement. In the event a Product does not comply with the agreed Specifications and acceptance test requirements, or subsequent change(s) agreed upon in accordance with Article 4 PHILIPS shall inform INTERMAGNETICS thereof in writing with an indication of the deficiencies as they appear to PHILIPS. Subject to the provisions of
         Article 10, INTERMAGNETICS shall, at its option, either repair or replace the non conforming Product(s) and Spare Part(s) within a reasonable time taking into account PHILIPS' interests but at the latest within 90 (ninety) days after PHILIPS' notice of non-conformance. All costs related to such repair or replacement shall be borne by INTERMAGNETICS unless caused by damage due to the performance of PHILIPS. Products subject to this Article that are agreed to be returned to INTERMAGNETICS via the RMA process will be either on a free of charge replacement delivery or on a credit basis.




Initials INTERMAGNETICS:                                       Initials PHILIPS:
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10.      Warranty

10.1. To the extent provided in Article 10.3, INTERMAGNETICS warrants solely to PHILIPS the good quality of each Product and Spare Part sold by it to PHILIPS and that such Product and Spare Part complies with and performs in accordance with the Specifications - except non conformities accepted by PHILIPS in writing - and will be free from defects in materials or workmanship.

10.2 The Parties shall have the obligation to provide an open, timely (at least monthly) and complete exchange of all relevant data related to magnet quality and reliability of operation in the imaging environment. For Intermagnetics this will include magnet factory test data and analyses to indicate performance trends. For Philips this will include configuration, service data, performance and field failure data traceable to magnet installation data. The Parties will engage in individual and joint analyses and periodic reviews of the data to determine significant trends and corrective actions required, if any.

10.3. During a period of eighteen (18) months from the date of delivery to PHILIPS, INTERMAGNETICS shall supply to PHILIPS, free of charge, replacements of such Part(s), sub-assemblies, or Products as have proved to have such defects as set out above or, at INTERMAGNETICS' option, repair such Parts, sub-assemblies, or Product(s) at INTERMAGNETICS' cost, or have them repaired at INTERMAGNETICS' order and expenses and after mutual agreement with PHILIPS through PHILIPS' service personnel at INTERMAGNETICS' cost, it being understood that all reasonable costs connected with the forwarding of such Parts, sub-assemblies and/or Product(s) to INTERMAGNETICS for replacement or repair and from INTERMAGNETICS of the new or repaired Parts, sub-assemblies and/or Products shall be for the account of INTERMAGNETICS. Replaced Products, sub-assemblies and Parts shall become the property of INTERMAGNETICS and shall on INTERMAGNETICS' request be returned to it at its cost. With respect to electronic components, the warranty period shall be twelve (12) months from the date of delivery to PHILIPS. With respect to Spare Part(s), the warranty period shall be one hundred eighty (180) days from the date of delivery to PHILIPS, which may be reduced for certain parts if the shelf life, useful life or design life is demonstrated by INTERMAGNETICS based upon objective criteria to be less than such one hundred eighty (180) day period.

10.3.1. For any Product delivered on or after 1 July, 2003, the warranty shall also cover certain direct helium replacement costs, but only to the extent expressly provided below:




Initials INTERMAGNETICS:                                       Initials PHILIPS:
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                  10.3.1.1 Persistent Mode Quenches: INTERMAGNETICS will be
                  liable for Direct Cryogen Costs associated with quenches from persistent mode operation, not caused by external influence including but not limited to those defined in article 10.3.1.2 , in excess of 0.8 % per month for F2K 1.5T or 2.5% per month for Titan 3.0T, of new installed Products in any rolling 12 month period provided, however, that a quench from persistent mode operation within twenty four (24) hours of a service action shall be deemed a "Service Related Quench" not subject to this Article 10.3.1.1. Such events shall be reported to INTERMAGNETICS within five (5) business day after PHILIPS is notified of the event by its end customer, as a condition for any claim on recovery of Direct Cryogen Costs. For purposes of this Agreement, "Direct Cryogen Costs" shall be based on a typical cryogen replenishment volume for a quench on the particular Magnet System, and on the actual price for helium where the quench occurs or $8.00 per liter whichever is less. Settlement of compensation for cryogen costs shall occur in June and December of each calendar year taking into account the rolling 12 month average. Credits, if any, from a prior settlement period will be applied to the current settlement period. The Parties will review the target quench rates annually with a view to continuous improvement and resetting by agreement of the Parties. For Titan 3T the eventual target rate is to be equal to the target rate of 0.8% per month for F2K 1.5T. Based on field information and implementation of improvement activities Parties will agree an adjustment of the mentioned rate towards the target.

                  10.3.1.2 Limitation on Scope of Quench Liability. In no case shall INTERMAGNETICS be liable for cryogen losses associated with failures which are caused by any site-related problems, non-validated system interactions, incorrect operation, operation by unauthorized personnel of PHILIPS or its customers, or other situations outside INTERMAGNETICS' control.

                  10.3.1.3. Subject to the change control provisions of this Supply Agreement, the Parties will cooperate to reduce the sensitivity of the magnet to system interactions and service actions by increasing noise immunity and operating margins and improving validation procedures for changes including system upgrades and service procedures.

         10.3.2. For any Product delivered on or after 1 July, 2003, INTERMAGNETICS shall cover PHILIPS' direct costs associated with having to re-shim a magnet to PHILIPS' applicable specifications within the warranty period set forth in 10.3 and10.4, when it is determined by mutual agreement of PHILIPS and INTERMAGNETICS that a magnet quench, or other magnet root cause, has resulted in a change in homogeneity to the extent that it affects clinical imaging as measured by end customer complaint. This warranty specifically excludes changes in homogeneity caused by changes in the environment

         10.3.3 If first ramp quenches without obvious cause occur in more than five percent (5%) of the new installed Products in any rolling 12 month period, then INTERMAGNETICS and PHILIPS agree to cooperate on root cause analysis, corrective actions and mitigations.




Initials INTERMAGNETICS:                                       Initials PHILIPS:
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10.4.    INTERMAGNETICS further guarantees to PHILIPS the vacuum integrity and the windings of the superconductive magnet for a period of five (5) years from the date of delivery of each Product. This extended guarantee for the windings is limited to the cost of replacement of superconductive wire. INTERMAGNETICS shall as required under this warranty also at its cost provide all cryogens and bear the cost of reinstallation of the Product. Necessary reinstallation time in excess of two (2) working days will be at PHILIPS costs provided such excess is not attributable to INTERMAGNETICS.

10.5. For Products delivered prior to 1 July, 2003, as used in Article 10.4, reinstallation is defined as follows:

         - inspection of PHILIPS' placement of the Product including electronics rack at the installation site and interconnection of the electronics rack to building power outlet provided by PHILIPS;
         - inspection of PHILIPS' interconnection of the electronics rack to the Product;
         -  ramping the Product to PHILIPS' customer's specified field.

10.6. For Products delivered prior to 1 July, 2003, INTERMAGNETICS shall provide at its costs all equipment necessary for measurement of magnetic field (excluding shimming) during re-installation and testing. INTERMAGNETICS will have no responsibility for rigging and drayage. In the event the Product is specified by PHILIPS to be shipped warm, PHILIPS agrees to provide or pay for additional cryogenic materials used and other support necessary during the reinstallation, likewise for the cooldown of the magnet which takes place immediately prior to completion of the installation.


10.7. For any Product delivered on or after 1 July, 2003, INTERMAGNETICS' liability for direct costs of magnet replacement shall be negotiated in good faith based on actual costs incurred by PHILIPS directly resulting from a magnet failure that is covered by a warranty claim. INTERMAGNETICS will reimburse PHILIPS for approximately fifty percent (50%) of any required site construction and de-installation costs, but reimbursement is not to exceed the original purchase price of the magnet system involved in the warranty claim. If PHILIPS decides to replace a Product that INTERMAGNETICS is able to otherwise repair on site, INTERMAGNETICS' liability shall be limited to the cost of repair.


10.8. This Product warranty, and INTERMAGNETICS liability herein, is subject to:

         - PHILIPS promptly notifying INTERMAGNETICS in writing of the failure as it appears to PHILIPS, making available within a reasonable interval a written report of the defect or failure including description of the circumstances where under the defect or failure appeared, (to the extent PHILIPS is capable of providing such information), responding to INTERMAGNETICS' questions regarding the report, the direct costs that are expected to be incurred with respect to the failure and provide access to the Product. INTERMAGNETICS must be given a reasonable opportunity to consult with PHILIPS regarding the repair or replacement and an opportunity to mitigate warranty costs.




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10.9.    THE FOREGOING WARRANTIES AND THOSE IN ARTICLES 10.9 AND 10.10 ARE IN
         LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THOSE OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. Such warranties shall not apply in the following circumstances: (a) PHILIPS' customer has not maintained and operated the Product in accordance with INTERMAGNETICS' manuals (b) the Product is improperly stored, (c) the Product is misused or abused, (d) Product is modified or repaired by a party other than INTERMAGNETICS or INTERMAGNETICS' authorized representative, (e) the failure is caused by transportation after title passes to PHILIPS (f) if the Product is a mobile magnet, the Product is relocated from one mobile trailer to another mobile trailer after its original installation without approval by INTERMAGNETICS, or the vehicle in which the magnet subsystem is housed (van) is transported or driven to exceed INTERMAGNETICS' vehicle stress loading specifications,
         (g) the site of the Product is modified in such a manner as to render it no longer suitable for operating the Product or (h) the Product is removed from its original site unless approved by INTERMAGNETICS, provided always that INTERMAGNETICS can reasonably provide evidence that the malfunctioning or damage is caused by non observance of any of the provisions under a-h, and would otherwise not have occurred. In the event that INTERMAGNETICS repairs a Product which is not covered by warranty due to operation of this Article 10.9, INTERMAGNETICS may at its discretion, offer a warranty on the Product so repaired.

         INTERMAGNETICS makes no warranties, express or implied, with respect to any manuals or documentation supplied under this Supply Agreement. INTERMAGNETICS undertakes to have qualified personnel on the site to investigate and if reasonably possible solve in-warranty defects or failures as soon as possible but at the latest within 2 (two) working days after receipt of PHILIPS' written request for U.S. and West-European installations and within two working days plus traveling time and time to obtain visas for all other installations.

         THE ABOVE UNDERTAKINGS AND THOSE SET FORTH IN ARTICLES 10.10 AND 10.11 STATE INTERMAGNETICS' ENTIRE LIABILITY WITH RESPECT TO WARRANTY DEFECTS OR FAILURES, AND INTERMAGNETICS SHALL NOT BE LIABLE FOR ANY SPECIAL OR CONSEQUENTIAL DAMAGES IN CONNECTION THEREWITH.





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10.10.   Under this warranty INTERMAGNETICS warrants to PHILIPS that Products and Spare Parts shall be free of epidemic faults (class failures). Epidemic faults are for the purpose of this Supply Agreement defined as defects which are the same or have the same origin with a class failure quantity of at least five (5) in ten (10) consecutively delivered Products within a maximum period of three years from the delivery date of the last of the ten (10) consecutively delivered Products. In case of such epidemic faults, INTERMAGNETICS, after the initial warranty period in accordance with Article 10.3, warrants solely that the Products or relevant Parts not yet delivered will be upgraded, and for all Products and Parts already delivered upgraded components or Products and Parts will be available from INTERMAGNETICS free of charge and PHILIPS will be responsible for the building in and building out of said components, as far as reasonably may be expected. In the event INTERMAGNETICS will execute these activities on PHILIPS' behalf, this will be done at cost-price. In case said faults compromise the certification of the Product to safety standards in effect at the time the Product was delivered or in case said faults endanger persons, INTERMAGNETICS shall be responsible for the building in and building out of said components as well.

10.11. INTERMAGNETICS warrants for a three (3) month period, or balance of the original Product warranty period which ever is the longest, starting from the date of repair or replacement that the Part after repair or replacement will meet all the applicable agreed Specifications.

         10.11.1 Repair of Defective Magnets
               For magnets replaced under Article 10 of this Agreement on or after 1 July, 2003, the repair policy shall be:

              10.11.1.1 Magnet still in INTERMAGNETICS' Current Production
                           If a magnet of which version is still in production, has to be replaced, the failed magnet will be re-manufactured by INTERMAGNETICS for subsequent use in the INTERMAGNETICS' warranty supply or current production. Any magnet re-manufactured by INTERMAGNETICS within this Section will be of current configuration, considered new Product, be assigned a current serial number and supplied to PHILIPS with full new Product warranty coverage.

              10.11.1.2 Magnet not in INTERMAGNETICS' Current Production but still under warranty If a magnet not in current production has to be replaced, the replacement magnet will be provided with a warranty of six (6) months from installation at Installation Site or twelve (12) months from shipment, whichever is less. PHILIPS has the right to refuse a repair option of a failed magnet under this paragraph if INTERMAGNETICS has no magnet available for timely replacement. If this is the case, INTERMAGNETICS will give PHILIPS full credit for the failed magnet.





Initials INTERMAGNETICS:                                       Initials PHILIPS:
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10.12    Accuracy of Information.
         PHILIPS shall indemnify INTERMAGNETICS against direct cost including lost time, travel and living expenses if information provided by PHILIPS is substantially incorrect.


11.      Service

11.1. INTERMAGNETICS undertakes that it will have available Spare Part(s), make the same available to PHILIPS at PHILIPS' request at prices as set forth in Schedule C (to be reviewed annually) to this Supply Agreement and will continue to enhance software, if applicable, for the Products during a period of ten (10) years after the last dispatch of Products by INTERMAGNETICS.

11.2. INTERMAGNETICS may, at its discretion, substitute functionally equivalent Spare Parts, subject to informing PHILIPS previously in writing and making available free of charge a number of such equivalent Spare Parts for PHILIPS to test and provided PHILIPS approves these Spare Parts in writing. After completion of such tests, PHILIPS will either purchase or return such Spare Parts to INTERMAGNETICS.

11.3. Together with each Product, INTERMAGNETICS will supply to PHILIPS one copy of the necessary updated operating and technical/maintenance manual, both for hardware and software in the English language and will forward same separately to PHILIPS' attention to the address PHILIPS will specify per case.

11.4. Other Service aspects are as set forth in Schedule G to this Supply Agreement.


12.      Branding Trademarks and Trade Names

12.1. The Products and packing supplied under this Supply Agreement will be branded with PHILIPS' and INTERMAGNETICS' trademarks and trade names in accordance with each Party's instructions as set forth in Schedule B to this Supply Agreement. INTERMAGNETICS recognizes PHILIPS' rights in and to PHILIPS' trademarks and trade names. In this respect it is understood that PHILIPS may require a separate letter of acknowledgment from INTERMAGNETICS of PHILIPS' rights in and to the said trademarks and trade names.

12.2. The arrangements of Article 12.1 are not to be understood as a restriction of INTERMAGNETICS' rights and title in the design and programming applied in the Products, pursuant to the Umbrella Agreement.

13.      Term and Termination

13.1     Term of Supply Agreement
         The Term as defined in the Umbrella Agreement applies to this Supply Agreement.



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13.2     Termination by mutual agreement
         The Parties may, by mutual agreement, decide to discontinue the supply of certain Products supplied under this Supply Agreement with a minimum of twelve (12) months advance written notice.

13.3     Termination for breach
         The provision for termination for breach from the Umbrella Agreement shall apply as if fully set forth herein, provided, however, that as an additional remedy for breach, the non-breaching Party may terminate the supply of a particular Product or Product(s) under this Supply Agreement (rather than the entire Supply Agreement) by notice in writing.


14. Purchase Orders placed prior to termination effectivity

         In the event of termination of a particular Product pursuant to Article
         13.2 of this Supply Agreement, PHILIPS shall be entitled until the actual date the supply of the affected Product(s) terminates, to place Purchase Orders for the affected Product(s) in accordance with the terms and conditions of this Supply Agreement and INTERMAGNETICS agrees to honor such Purchase Orders, provided always that the delivery times for such Purchase Orders do not exceed the prevailing lead time and comply with Article 6 and Schedule D.

         After the notice of termination coming into effect, PHILIPS shall not be entitled to change, modify or cancel any Purchase order placed by it for any reason other than INTERMAGNETICS' inability to honor such Purchase Order nor to place any additional Purchase Orders.


15.      Prevailing Agreement
         If there is any conflict between any provision of this Supply Agreement with any provision of a Schedule to this Supply Agreement or a Purchase Order the provisions of this Agreement shall prevail.


16.      Surviving Terms
         In the event of termination of this Supply Agreement, the provisions of Articles 10, 11 and 15 shall survive.


17. INTERMAGNETICS will assess and enhance its supply chain security process in such a way that it will adhere to the Customs Trade Partnerships Against Terrorism (C-TPAT) security recommendations of the US Customs.




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18.      List of Schedules to this Supply Agreement

         A        Specifications for Products
         B        Branding instructions
         C        Prices
         D        Supply Chain Agreement
         E        Change request form
         F        Configuration management
         G        Service data and procedures
         H        Accounting data and procedures
         I        Forwarding instructions
         J        Customs instructions
         K        Amendments to this Supply Agreement


19.      Effectiveness

         This Supply Agreement becomes binding when signed by duly authorized officers of each party and will come into effect on 1 January 2003.


IN WITNESS WHEREOF the Parties have caused this Supply Agreement to be signed by their duly appointed representatives.

INTERMAGNETICS GENERAL CORPORATION        PHILIPS MEDICAL SYSTEMS NEDERLAND B.V.


By:  /s/ Glenn H. Epstein                  By:    /s/ J. Tiemann
     -------------------------------              -----------------
     Glenn H. Epstein                             Mr J. Tiemann
     Chairman and                                 CEO of Business Group DIS
     Chief Executive Officer

Date:5 April 2004                          Date:  27 April 2004
     ------------                                 -------------


By:  /s/ Leo Blecher                       By:    /s/ Dr. A.H. van Ommen
     --------------------------------             ------------------------
     Leo Blecher                                  Dr A.H. van Ommen
     President                                    Senior VP
     MRI Sector                                   BU Magnetic Resonance




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By:  /s/ Garry Morrow                      By:    /s/ Cees Sluys
     -------------------------------              ------------------
     Garry Morrow                                 Cees Sluys
     Director of Marketing                        Purchasing Manager
     MRI Sector                                   PMG Magnetic Resonance










Initials INTERMAGNETICS:                                       Initials PHILIPS:
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UMBRELLA AGREEMENT between PHILIPS and INTERMAGNETICS
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                                     AMENDED
                           UMBRELLA AGREEMENT BETWEEN

                     PHILIPS MEDICAL SYSTEMS NEDERLAND B.V.


                                       AND


                       INTERMAGNETICS GENERAL CORPORATION



                                    REGARDING


                         SUPERCONDUCTING MAGNET SYSTEMS














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 Content:                                                             Page:

 1        Scope                                                         2
 2        Definitions                                                   2
 3        Quality System                                                5
 4        Environmental                                                 5
 5        Strategic Consultation                                        8
 6        Exclusivity and Exclusive Source of Supply                   10
 7        (reserved)                                                   12
 8        Development Project Agreements                               12
 9        Continuity of Supply                                         13
 10       Intellectual Property Rights                                 14
 11       IPR Licenses                                                 17
 12       Ownership of Information and licenses                        18
 13       Confidentiality                                              19
 14       Product Liability                                            20
 15       Patent Indemnity                                             22
 16       Duration and Termination                                     23
 17       Surviving Terms                                              24
 18       Force Majeure                                                25
 19       Miscellaneous                                                25

 Schedules

 A        Environmental
 B        Products not subject to exclusivity
 C        Contingency plans
 D        Prototype(s)
 E        Applicable regulatory codes
 F        Amendments





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 Underlying Agreements

 Development Project Agreement
 Supply Agreement


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UMBRELLA AGREEMENT between PHILIPS and INTERMAGNETICS
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This Amended and Restated Agreement first made the 29th day of April, 1999, is amended and restated this 1st day of January, 2003 (hereinafter the Effective
Date) by and between:


PHILIPS MEDICAL SYSTEMS NEDERLAND B.V., of Best, The Netherlands ("PHILIPS") on the one part

and

INTERMAGNETICS GENERAL CORPORATION, through its MAGNET BUSINESS GROUP of Latham, New York, the United States of America ("INTERMAGNETICS") on the other part


WHEREAS:
o PHILIPS is engaged amongst others, in the development, design, engineering, manufacture and marketing of magnetic resonance imaging systems (MRI systems); and
o INTERMAGNETICS is engaged, amongst others, in the development, design, engineering, manufacture and marketing of magnet systems (Magnet systems) and certain components for use in MRI systems; and
o INTERMAGNETICS manufactures and supplies certain actively shielded superconducting Magnet systems and associated components to PHILIPS under the terms and conditions of a Supply Agreement dated 29 April 1999, as amended; and
o Parties have restated and revised this Agreement in order to strengthen and expand their current relationship into a multi-year strategic relationship to obtain a competitive position in development, design, engineering, manufacture, supply and after sales service of Magnet systems for incorporation into MRI systems; and
o PHILIPS appoints INTERMAGNETICS as its exclusive supplier for superconducting Magnet systems under certain terms and conditions; and
o INTERMAGNETICS shall on an exclusive basis develop, design, engineer, manufacture and supply certain superconducting Magnet systems to PHILIPS under certain terms and conditions;

NOW, THEREFORE THE PARTIES HERETO AGREE AS FOLLOWS:





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                                    ARTICLE 1
                                      SCOPE

This Agreement sets forth the principles for a mutually beneficial relationship governing Agreements between Parties regarding Magnet Systems.


                                    ARTICLE 2
                                   DEFINITIONS

The below mentioned terms shall have the following meaning in this Agreement:

Agreement                   shall mean this document and all underlying
                            agreements, the Schedules and amendments thereto.

Associated                  Companies shall mean any and all companies, firms
                            and persons with respect to which now or hereafter
                            Koninklijke Philips Electronics N.V., PHILIPS or
                            INTERMAGNETICS respectively (i) directly or indirectly holds 50% or more of the nominal value of the issued share capital, (ii) has 50% or more of the voting power at general meetings, (iii) has the power to appoint a majority of the directors or (iv) otherwise directs the activities of such company, firm or person but any such company, firm or person shall be deemed an Associated Company only as long as such control exists.

Background Information      shall mean such Information (other than Foreground
                            Information) which at the date hereof is or during the continuance of the activities set out in this Agreement comes into the ownership or control of a Party and which such Party is free to disclose without the consent of or need to account to any third party.

Background Intellectual     shall mean such Intellectual Property (not being
 Property Rights            Foreground Intellectual Property Rights) which at
 (Background IPRs)          the date hereof are or during the continuance of the
                            activities set out in this Agreement come into the ownership or control of a Party and which such Party is free to disclose without the consent of or need to account to any third party.

Contract Manager            shall have the meaning set forth in Article 5.7.

Development Funding         shall mean direct material, material overhead,
                            direct labor, labor overhead and General and Administrative Expenses (G&AE) without profit.





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Development Project         shall mean an agreement to govern the development of
  Agreement                 new Products as agreed from time to time by the
                            Parties.

First Articles              shall mean an initial delivery of a Product intended
                            to be used for type approval tests for compliance with the Specifications, leading to NORD of the Product.

Foreground Information      shall mean such Information (other than Background
                            Information) as is generated solely by either Party or both Parties hereto from the activities set out in this Agreement.

Foreground Intellectual     shall mean such Intellectual Property as is
  Property Rights           generated solely by either Party or both Parties
  (Foreground IPRs)         hereto from the activities set out in this
                            Agreement.

IGC-MBG shall mean the Magnet Business Group of Intermagnetics General Corporation.

Information                 shall mean valuable technical information, software,
                            industrial secrets, trade secrets, descriptions of manufacturing processes, technical information inherent in Prototypes or First Articles, know-how, product specifications, or other proprietary information used by either Party in carrying on its business, which are not considered IPRs as defined above.

Intellectual Property (IPR) shall mean inventions, whether patented or not including the conception or reduction to practice of an invention, patents, petty patents, utility models, design patents, (both registered and unregistered), copyrights, industrial designs, trade secrets and any other form of intellectual property right protection afforded by law to inventions, designs or technical information, and applications therefor.

INTERMAGNETICS              shall mean Intermagnetics General Corporation and,
                            for purposes of Articles 5, 6, 10, 11 and 12 its
                            Associated Companies.

Magnet System               shall mean magnet windings, cryostat, cryogenic
                            refrigerator and electronic monitor for MRI systems and other elements that may be added as the scope of supply expands by agreement of the parties.

Milestone(s)                shall mean one or more achievements of the
                            development works to be performed by INTERMAGNETICS or PHILIPS under a Development Project Agreement.

MRI system                  shall mean a magnetic resonance imaging system for
                            medical imaging including components such as gradient, radio frequency, spectrometer, processing, physiology, patient handling and user interface sub-systems, but for purposes of this Agreement, shall not include Magnet systems.




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Notification Of Release     shall mean the document issued by PHILIPS after
 For Delivery (NORD)        approval of the results of a quality assurance plan
                            under a Development Project Agreement.

Party(ies)                  shall mean PHILIPS and/or INTERMAGNETICS and, for
                            purposes of Articles 5, 6, 10, 11 and 12
                            INTERMAGNETICS' Associated Companies.

PHILIPS                     shall mean Philips Medical Systems Nederland B.V.
                            and its Associated Companies.

Product(s)                  shall mean those Magnet Systems PHILIPS shall have
                            developed and/or purchase from time to time from INTERMAGNETICS pursuant to the terms of, and as more fully described in Development Project Agreement(s) and Supply Agreement(s).

Program Schedule            shall mean the time schedule for the Development
                            Project Agreement including the Milestones set forth therein.

Program Manager             shall have the meaning set forth in Article 8.3.

Prototype(s)                shall mean the development versions of Products
                            developed under a Development Project Agreement.

Purchase Order              Shall mean a written or electronic purchase order
                            issued to INTERMAGNETICS by PHILIPS.

Quality Assurance Plan      shall mean a plan to be appended to each Development
                            Project Agreement that describes the procedures agreed to by the Parties to assure that the developed Product meets all requirements.

Spare Part(s)               shall mean replaceable part(s) of the Products
                            classified by the Parties in Development Project
                            Agreements or Supply Agreements as field replaceable units (FRU).

Specifications              shall mean the requirements for a Product in
                            Development Project Agreement(s) or Supply
                            Agreement(s).

Substantially Similar       shall be defined in a Schedule to each Development
Product(s)                  Project Agreement and subsequent Supply Agreement,
                            for defining the scope of any exclusivity.

Supply Agreement            shall mean an agreement to govern all aspects of
                            supply, warranty and service of Products and Spare
                            Parts.




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Term                        shall mean the duration of this Agreement as set
                            forth in Article 16.1.


                                    ARTICLE 3
                                 QUALITY SYSTEM

3.1 INTERMAGNETICS shall establish, document and maintain an effective quality system to ensure and demonstrate that all processes, in particular the development, design, engineering and manufacture of Products, are in conformance with the specified requirements and standards contained in the Specifications.

3.2 INTERMAGNETICS will use its best efforts to ensure that its quality system will continue to meet the requirements of ISO 9001.

3.3 INTERMAGNETICS shall verify by means of planned and periodic audits, conformance to the requirements and standards of the quality system. The results of these audits will be documented and will be available for review by PHILIPS upon request.

3.4 INTERMAGNETICS agrees that audits with respect to the quality system may be performed at INTERMAGNETICS' facilities by certain qualified employees of PHILIPS, governmental bodies and official test houses to the extent necessary for compliance to the requirements and standards.


                                    ARTICLE 4
                                  ENVIRONMENTAL

4.1 INTERMAGNETICS represents and warrants that on the Effective Date, the Products, Service Parts and packaging, do not contain banned substances as specified in the PHILIPS list of banned substances set forth in Schedule A, except for substances for which dispensation has been requested by INTERMAGNETICS on the form of Part C of Schedule A to this Agreement, and are in compliance with additional legislation, as mentioned in Part B of Schedule A to this Agreement.
         For future deliveries, INTERMAGNETICS is responsible for the implementation of effective controls to assure continuous compliance with the above requirements.
         In case INTERMAGNETICS cannot meet above requirements, PHILIPS' approval is required prior to delivery, using the "Request for Dispensation", Part C of Schedule A to this Agreement.

4.2 INTERMAGNETICS represents that on the Effective Date the Products, Service Parts and packaging, are not manufactured with the ozone depleting substances as specified in 40 CFR Part 82.
         If INTERMAGNETICS cannot meet above requirements, PHILIPS' approval is required prior to delivery, using the "Request for Dispensation", Part C of Schedule A to this Agreement.
         INTERMAGNETICS must label such Products in compliance with PHILIPS' written instructions.





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4.3      INTERMAGNETICS will inform PHILIPS, from the Effective Date onwards, of the presence of relevant substances in the Products, Service Parts and packaging, as specified in PHILIPS list of relevant substances (Part D of Schedule A to this Agreement).INTERMAGNETICS is responsible for the implementation of effective controls on the use of these substances. INTERMAGNETICS will inform PHILIPS on the use of these relevant substances, using the "Declaration of Relevant Substances", Part D of Schedule A to this Agreement.

4.4 INTERMAGNETICS will actively search for possibilities to replace banned and relevant substances, including those for which a waiver has been granted, which substances are specified in the PHILIPS list of banned and relevant substances, Part B and Part D of Schedule A to this Agreement.

4.5 INTERMAGNETICS shall comply with all applicable environmental E.U., U.S. Federal or International environmental laws, rules, regulations, ordinances, covenants, standards and the like, and PHILIPS' implementation thereof (collectively "Environmental Regulations") concerning the Products, Service Parts and packaging as well as all applicable US Federal and State environmental laws for plant operations, enabling PHILIPS to distribute on a world-wide basis Products, Service Parts and packaging as of the Effective Date. Environmental Regulations can also include issues such as labeling (e.g. in connection with the US Clean Air Act or US Department of Transportation regulations), information requirements, and take-back regulations relating to Products, Service Parts and packaging.

4.6 INTERMAGNETICS' obligation to take back Products, Spare Parts and packaging as a result of one or more Environmental Regulations shall be limited to those cases in which the reason for such return is based solely on the failure of INTERMAGNETICS' Products, Spare Parts and packaging to meet the requirements of such Environmental Regulation(s) in effect at the time they were delivered, unless agreed otherwise.

4.7 In the event any new Environmental Regulation will be promulgated after the Effective Date of this Agreement, the Parties will negotiate to establish within a reasonable period of time equitable terms to prevent or remedy any non-compliance by INTERMAGNETICS of this Article 4 as a consequence of such promulgation to include such new Environmental Regulation in the obligations of INTERMAGNETICS under this Article 4.

4.8 INTERMAGNETICS will use its best efforts to ensure that Products, Service Parts and packaging are designed and manufactured in such a way that these can be recycled or recovered at the end of their life cycle without special precautions and that no hazardous residues will remain.

4.9      INTERMAGNETICS shall provide PHILIPS with the following information:
         (a) prior to acceptance of the Products, Service Parts and packaging, all Material Safety Data Sheets, in accordance with the ISO 11014-1 Standard or 91/155/EC Directive for components, materials and substances which during all phases of the Product life-cycle, except relating to the manufacturing as such, may be hazardous for human health;




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         (b)      upon request, and at PHILIPS' expense, all necessary
                  information for disassembling and recycling of the Products, Service Parts and packaging;
         (c) an "Environmental Declaration for Products", Part A of Schedule A to this Agreement, to confirm that the delivered Products comply with all Environmental Requirements set forth in this Agreement;
         (d) prior to first delivery of a Product, a "Request for Dispensation", Part C of Schedule A to this Agreement, if the Product is not in compliance with Part B of Schedule A to this Agreement;
         (e) prior to first delivery of a Product a "Declaration of Relevant Substances", Part D of Schedule A to this Agreement, if one of the substances as specified in Part D is present in the Product;
         (f) prior to acceptance of the Product, all labeling information as required by the Environmental Regulations.

4.10 INTERMAGNETICS shall control the environmental aspects of the design and manufacturing through an adequate and effective environmental management system complying with ISO 14001, including certification by an accredited certification body.

4.11 INTERMAGNETICS undertakes on a best efforts basis to participate in PHILIPS' environmental programs, such as:

         (a) Reduction and elimination of Environmental banned and relevant substances in Products. (b) Reduction of Packaging weight. (c) ECO-design.
         (d) Re-usability of Products. (Design for recycling, less waste by End of Life.)

         INTERMAGNETICS will apply (within reasonable limits) the results of such environmental programs in its implementation of this Agreement.

4.12 PHILIPS shall have the right to audit the implementation and adherence to this Article 4, to assure continuous compliance with Environmental Regulations.

                                    ARTICLE 5
                             STRATEGIC CONSULTATION

5.1      Meetings
         During the Term, senior representatives of the Parties shall meet (either in person, video conference or by telephone) on a regular basis as their relationship requires, but in any case not less than once every calendar quarter, to confer on and review strategic issues including, but not limited to:

         5.1.1    Competitiveness
                  To the extent not limited by third party non-disclosure agreements, and not prohibited by law, INTERMAGNETICS and PHILIPS shall share market information such as market prices, competitive threats, competitive innovations, substitution threats and other business parameters for the purpose of benchmarking the Parties' competitiveness as well as discussion and determination of joint strategic direction and product policy.




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         5.1.2    Continuity
                  PHILIPS shall share with INTERMAGNETICS its expectations of its future sales of MRI systems in which Products are incorporated; and

                  INTERMAGNETICS shall share with PHILIPS its expectations of total sales of Products to PHILIPS and, if applicable and not prohibited by law or a third party non-disclosure agreement, total sales of Substantially Similar Products to INTERMAGNETICS' other customers.

         5.1.3    Continuity of supply
                  The Parties shall review the items covered in Article 9 (contingency plans, impending strike, regulatory compliance) of this Agreement when deemed appropriate by either one of the Parties.



         5.1.4    Scope of supply
                  Beginning no later than September 30, 2003, INTERMAGNETICS and PHILIPS will explore extensions to the scope of their cooperation to optimize the field generating unit (coils and how they interface to amplifiers, and mechanics which are directly interfacing and/or linked to coils; coils can be magnet, gradients or RF) of the MRI system, to include Product cost, logistics, reliability, installation time and feature based market advantage. A joint PHILIPS/INTERMAGNETICS field generating unit integration team shall be formed that will share all necessary information (as far as not restricted by third party confidentiality agreements) for optimization taking into account the total business picture. This new way of working will be applied to all activities on products and the supply chain. As a consequence of cooperation this Article 5.1.4, optimization opportunities will be identified by both Parties and may become subject of joint (R&D) projects between the Parties. These projects will be staged and priorities will be agreed between the Parties. Cost benefits resulting from these activities will be shared between the Parties, details of sharing to be agreed on a case-by-case basis (i.e. what is included, % sharing, phase-in, phase-out).

         5.1.5    Opportunities for expansion of supply
                  The Parties will jointly investigate opportunities for extending the scope of activities of INTERMAGNETICS in the supply chain of Magnet systems including service thereof. Based on the outcomes of these continued joint investigations Parties may jointly define projects to extend the scope of INTERMAGNETICS' activities

         5.1.6    Information/Data
                  The Parties will also discuss any other information, data, etc. required to be provided from time to time under the terms of this Agreement.

5.2      Third parties
         Except for those Products and Substantially Similar Products set forth in Schedule B:



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         5.2.1    Each Party shall confer with the other Party if it enters into negotiations with a third party and determines that this third party is a potential customer for a Product or Substantially Similar Product.

         5.2.2 INTERMAGNETICS shall not enter into any agreement with a third party for the development, design, engineering and/or supply of any Product or Substantially Similar Product without first notifying PHILIPS of the identity of the third party and complying with: (a) Article 6.1 , if applicable, or (b) the third party provision negotiated pursuant to Article 6.2 of this Agreement.

5.3      New concepts
         5.3.1    New Concepts of the Parties
                  In the event PHILIPS envisages, considers to initiate or initiates the development of a new MRI system or Magnet system concept (that is not brought to it by a third party), it shall provide INTERMAGNETICS a first right of refusal to pursue said concept. Vice versa, in the event INTERMAGNETICS envisages, considers to initiate or initiates the development of a new Magnet system or MRI system concept (that is not brought to it by a third party), it shall provide PHILIPS a first right of refusal to pursue said concept. Each Party must exercise its right of first refusal within a reasonable time, but a right of first refusal shall expire if a Party fails to notify the other Party that it is interested in pursuing the new concept (the "Notice of Interest") within not more than thirty (30) days of receiving notice of a new concept from the other party, and if a Notice of Interest is received, a right of first refusal shall expire if, within sixty (60) days after the date of the Notice of Interest, the Parties fail to agree to the essential terms and conditions for a Development Project Agreement and to a deadline for execution of the Development Project Agreement. A right of first refusal shall also expire if the Parties ultimately agree not to enter into a definitive Development Project Agreement for the new concept. Notwithstanding the foregoing, INTERMAGNETICS shall not be obligated to provide PHILIPS with a right of first refusal for (a) non-superconducting magnet systems, (b) iron core superconducting 0.6T open magnet systems and 7T (nominal) magnet systems.

         5.3.2    New Concepts of third parties
                  INTERMAGNETICS shall confer with PHILIPS in accordance with
                  Article 5.2 if a third party presents INTERMAGNETICS with a new MRI system concept, and INTERMAGNETICS determines that the appropriate Magnet system for such MRI system is a Product or Substantially Similar Product. Likewise, PHILIPS shall confer with INTERMAGNETICS if a third party presents PHILIPS with a new Magnet system concept that could be incorporated into PHILIPS existing MRI systems. Neither Party shall be prevented from pursuing a third party's new concept provided such new concept does not constitute a Product or Substantially Similar Product under this Agreement, or, in the case of PHILIPS does not involve a Magnet system that could be incorporated into PHILIPS existing MRI systems.

5.4      Technology Roadmaps
         The Parties will share technology roadmaps in their field of expertise to jointly explore their strategic technology direction and to guide the appropriate level of development activity to ensure continuous innovation as required by the market, and to facilitate discussion and determination of joint strategic direction and product policy.



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5.5      Other Products
         From time to time the Parties may explore the expansion of their business relationship to include products other than Magnet systems.

5.6      Changes in Management
         As they are foreseen and/or occur, the Parties shall discuss major changes to their management and staffing critical to the mutual success of their business relationship with the objective of preventing disruptions to Product supply and/or the relationship of the Parties.

5.7      Contract Managers
         PHILIPS and INTERMAGNETICS shall appoint a Contract Manager in their respective organizations who shall be responsible for the organization and implementation of strategic consultation and review meetings and who shall be responsible for the implementation of all business and supply related issues, including delegation of work within each organization. The respective Contract Managers also shall meet (either in person or by telephone) at least every 2 weeks to discuss day-to-day business operations and keep minutes of the subject(s) discussed. The Parties respective Contract Managers will be appointed by the management of the Parties.


                                    ARTICLE 6
                   EXCLUSIVITY AND EXCLUSIVE SOURCE OF SUPPLY

6.1      Full Funding of Product Development by PHILIPS
         If, under a Development Project Agreement, PHILIPS agrees to provide one hundred percent (100%) of the Development Funding for INTERMAGNETICS' Product development costs, including the manufacture of Prototypes and/or First Articles as the case may be, then:

         6.1.1    Exclusivity
                  INTERMAGNETICS agrees not to offer the Product (or Substantially Similar Product) that is the subject of such Development Project Agreement, to any third party other than PHILIPS for a period of five (5) years after NORD as long as PHILIPS enters into a Supply Agreement for such Product. The duration of this exclusivity may be expanded by mutual agreement as the Parties continue to invest in the development, design and (value) engineering of the Product, resulting in bringing improved versions of the Product to market, provided such improved Product is subject to a Supply Agreement between the Parties.

         6.1.2    Additional Customers
                  Notwithstanding the foregoing Article 6.1.1, upon INTERMAGNETICS' request, PHILIPS will confer with INTERMAGNETICS regarding sales of such a Product (or Substantially Similar Product) to third parties. Any agreement between the Parties for the addition of this third party:

                  (a) must be a mutual benefit for PHILIPS and INTERMAGNETICS, and






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                  (b)      must include agreement on the implications for their
                           relationship as well as the timing of development, design, engineering and/or supply to such third party.

                  PHILIPS' consent to the addition of a third party shall not be unreasonably withheld.

6.2      Less than Full Funding of Product Development by PHILIPS
         --------------------------------------------------------
         If, under a proposed Development Project Agreement, PHILIPS provides less than one hundred percent (100%) of the Development Funding for INTERMAGNETICS' Product development costs, including the manufacture of Prototypes and/or First Articles as the case may be, then:

         6.2.1    Exclusivity
                  Parties may agree not to offer the Product (or Substantially Similar Product) that is the subject of such Development Project Agreement, to any third party other than PHILIPS for a period of less than five (5) years after NORD (e.g. three years for 50% funding of the Development) as long as PHILIPS enters into a Supply Agreement for such Product. The duration of this exclusivity may be expanded by mutual agreement as the Parties continue to invest in the development, design and (value) engineering of the Product, resulting in bringing improved versions of the Product to market, provided such improved Product is subject to a Supply Agreement between the Parties.
         .

         6.2.2 Any agreement permitting the sale of a Product or Substantially Similar Product to a third party shall reflect and protect the respective investments of the Parties in bringing the Product to market.

         6.2.3    The terms for favorable Conditions as stipulated in Article
                  6.4 will apply incase INTERMAGNETICS sells such a Product (or Substantially Similar Product) to a third party subject to the condition in Article 6.2.2..

6.3      Exclusive Supplier

          6.3.1 INTERMAGNETICS will be the exclusive supplier to PHILIPS of any Product (or Substantially Similar Product) developed for PHILIPS during or prior to the Term of this Agreement. PHILIPS will give INTERMAGNETICS the first right to develop and supply any Magnet System to be developed and/or used, marketed, sold, leased, serviced or otherwise disposed of by PHILIPS during the Term of this Agreement, except for (a) non-superconducting magnet systems, (b) PHILIPS' existing iron core superconducting 0.6T open magnet system and its successors that are based on iron core technologies and (c) PHILIPS' superconducting 7T (nominal) magnet system, unless the Parties otherwise agree in writing to include any or all of such magnet systems in this Agreement.

          6.3.2 For purposes of this Article 6.3.2, a "new MRI business" shall mean a business that participates in the MRI industry, which, at the time of acquisition, (a) produces commercial quantities of Magnet Systems or (b) purchases commercial quantities of Magnet Systems from a party other than INTERMAGNETICS for use in such business's MRI systems. If PHILIPS or Koninklijke Philips Electronics N.V. or its Associated Companies shall acquire a new MRI business, and such business becomes and Associated Company, then PHILIPS:





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                  6.3.2.1  shall not be required to discontinue the purchase or production of Magnet systems incorporated into the MRI Systems of the new MRI business and shall be permitted to continue operating the new MRI business based on such Magnet systems.

                  6.3.2.2 shall be required to comply with Article 5.3.1 of this Agreement with respect to successors of such Magnet Systems or MRI Systems, subject to the provisions of Article 6.3.3 of this Agreement.

          6.3.3 The exclusivity commitment of PHILIPS to INTERMAGNETICS is subject to INTERMAGNETICS ability to provide Products that are competitive in pricing, quality, supply chain flexibility and delivery conditions. If PHILIPS determines that an INTERMAGNETICS' Product is not competitive, PHILIPS shall provide INTERMAGNETICS with written notice setting forth the basis for its determination and the Product(s) that is non-competitive. INTERMAGNETICS shall have the right to correct the point(s) of non-competitiveness within six (6) months from receipt of PHILIPS' written notice, or within a program schedule that is mutually agreed upon by the Parties in writing. If INTERMAGNETICS fails to correct the point(s) of non-competitiveness within the applicable time period, PHILIPS shall have the right to buy elsewhere MRI Magnet Systems which are substantially comparable to the Products for which INTERMAGNETICS' offering is not competitive (provided such alternative offering is purchased on terms not more favorable than those requirements placed on INTERMAGNETICS) and integrate, sell, service maintain and use such as part of its MRI System Notwithstanding the provisions of this Article 6.3.3, the Parties agree that:

                  6.3.3.1 the pricing agreements for Products set forth in Appendix C to the Parties' Supply Agreement for calendar years 2003 through 2006 are deemed competitive and shall not be subject to challenge under Article 6.3.3. In addition, INTERMAGNETICS has agreed to contribute up to 50% of the non-recurrent expenses relating to the development and supply of the successor Magnet System for the 1.5T F2K magnet systems series, as specified under the Supply Agreement.

                  6.3.3.2 INTERMAGNETICS' [actual and full] implementation of the quality requirements, supply chain flexibility requirements and delivery conditions for its Products and services to PHILIPS, according to the schedule and conditions as expressly stated and agreed in
                           Article 10 and Appendix D of the Parties' Supply Agreement is deemed to be competitive;

                  6.3.3.3 PHILIPS defers any rights it would otherwise have under Article 6.3.3 of this Agreement until 31 December 2006, provided INTERMAGNETICS has fully complied with Articles 6.3.3.1 and 6.3.3.2.




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6.4      Preferred Customer
         With respect to any third party for a Product or Substantially Similar
Product:

         (a) INTERMAGNETICS will not reduce deliveries of the Product to PHILIPS in order to supply this third party;

(b) In case INTERMAGNETICS offers to any third party Products or Substantially Similar Products, at prices, discounts, delivery terms, payment terms, guarantees and/or maintenance fees (hereinafter "Conditions") more favorable than those offered to PHILIPS for substantially the same quantities, INTERMAGNETICS undertakes to inform PHILIPS of such terms and to offer similar Conditions for the supply of Products to PHILIPS.

These more favorable Conditions shall prevail over the Conditions applicable under this Agreement and shall retroactively apply to all Purchase Orders issued by PHILIPS and to all Products unshipped as of the date of the first offer to the third party of such more favorable prices.

Upon request, PHILIPS may conduct an audit of INTERMAGNETICS's records to ensure compliance with this article.

6.5      Non-clinical MRI Systems
         Notwithstanding anything to the contrary set forth in Articles 5 and 6, INTERMAGNETICS shall not be restricted in any way from developing, manufacturing, using, leasing and/or selling Products or Substantially Similar Products for applications other than clinical medical diagnostic imaging (e.g. Industrial MR).


                                    ARTICLE 7

(Reserved)


                                    ARTICLE 8
                         DEVELOPMENT PROJECT AGREEMENTS

8.1      Inception
         The Parties will, from time to time, enter into a Development Project Agreement for the development of each new Product to be supplied to PHILIPS during the Term of this Agreement.

8.2      Content
         The Parties shall negotiate in good faith the following aspects of each Development Project Agreement:

         (a)      Specifications
         (b)      Program Schedule and Statement of Work
         (c)      Quality Assurance Plan
         (d)      Development Funding
         (e)      Number of Prototypes and/or First Articles




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8.3      Development Project Management
         For every Development Project Agreement, each Party shall appoint a Program Manager who shall have first line responsibility in each respective organization for cooperation, communication and work delegation. The Program Managers shall carry out review meetings with appropriate personnel regarding progress under the Development Project Agreement.

8.4      Termination of a Development Project Agreement
         For each Development Project Agreement, the Parties will negotiate a termination provision which may include but is not limited to termination based on (a) a determination that the Product is not feasible, (b) the inability of a Party to perform its obligations under the Development Project Agreement, or (c) any other reason mutually agreed to by the Parties.

8.5      Prototype(s)
         If a Development Project Agreement calls for a delivery and testing of Prototype(s), then the attached Schedule D shall apply to such Development Project Agreement.

8.6      Notification of Release for Delivery
         Notification of Release for Delivery (NORD) shall be based upon type approval of the First Articles or Prototype(s) of the Product delivered by INTERMAGNETICS under a Development Project Agreement. Type approval shall be carried out in accordance with a Quality Assurance Plan for the Development Project Agreement.

         The Parties shall, at their own expense, make available and exchange all relevant information, and assistance which reasonably may be expected from each Party in order to integrate the First Articles of the Product delivered by INTERMAGNETICS under a Development Project Agreement into PHILIPS' MRI systems.

8.7      Transition of Product to Supply Agreement
         Upon INTERMAGNETICS acquiring NORD for a Product, the Supply Agreement shall be amended to incorporate that Product. The Parties shall negotiate in good faith any amendments to the Supply Agreement which may be necessary for the Product, including, but not limited to, price, delivery schedule and warranty. Alternatively, Parties may negotiate a new Supply Agreement for the Product.


                                    ARTICLE 9
                              CONTINUITY OF SUPPLY

9.1      Contingency plans
         To ensure continuity of purchase and supply, each Party shall prepare contingency plans for the following events:

         (a) A catastrophe, e.g., fire or explosion, which interferes with the Party continuing its manufacturing operation;

         (b) Major disruption of a critical process in a Party's manufacturing operation;




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         (c)      Major disruption in the Party's supply chain;

         (d)      Major disruption of transportation.

9.2      Strike
         If it appears a strike will cause a disruption in INTERMAGNETICS' continuity of supply of Magnet systems or PHILIPS' continuity of supply of MRI systems, INTERMAGNETICS or PHILIPS, as the case may be, will take reasonable steps to prevent the strike and will inform the other Party of the impending strike. If a strike significantly disrupts continuity of supply, INTERMAGNETICS or PHILIPS, as the case may be, will, as a last resort, confer with the other Party to seek a solution in a cooperative manner.

9.3      Regulatory Compliance
         Each Party will inform the other, through the Parties' strategic consultations, of the status of its compliance with all significant applicable governmental regulations that could interfere with continuity of supply (e.g., Food and Drug Administration, Occupational Safety and Health Administration, Environmental Protection Agency, etc.).


                                   ARTICLE 10
                          INTELLECTUAL PROPERTY RIGHTS

10.1     Each Party shall retain exclusive ownership of its Background IPRs.

10.2 Foreground IPRs based on work performed solely by one or more employee(s) of a Party under this Agreement shall be solely owned by that Party.

10.3 In the event that during the term of this Agreement an invention is made jointly (as defined under U.S. or E.U. patent law) by one or more employees of INTERMAGNETICS and/or its Associated Companies and one or more employees of PHILIPS and/or its Associated Companies, the invention shall be jointly owned by the Parties and each joint owner shall have an equal, undivided interest in and to such joint invention, as well as in and to Foreground IPRs thereon in all countries, subject to the terms and conditions set forth below.

         10.3.1 In case of joint inventions, each Party concerned shall promptly inform in writing the other Party whose employee is or employees are involved in such joint invention.

         10.3.2 For non-patented joint Foreground IPRs, control and use of such joint Foreground IPRs shall be as follows:

                  (a) Control over the potential filing of a patent application is construed as follows:
                            o all joint Foreground IPRs regarding MRI systems will be controlled solely by PHILIPS;
                            o   all joint Foreground IPRs regarding the
                                interface between the Magnet system and the MRI System will be subject to Article 10.5 below;
                            o all joint Foreground IPRs regarding Magnet systems will be controlled solely by INTERMAGNETICS.




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                  (b) Subject to Articles 11.2, 11.3, 11.4 and 11.5:
                            o PHILIPS will retain control over the use of non-patented joint Foreground IPRs regarding MRI systems;
                            o INTERMAGNETICS will retain control over the use of non-patented joint Foreground IPRs regarding Magnet systems.

10.4 The Party controlling the patent application process as described above in Article 10.3.2 may decide at its sole discretion if it will prepare, file and prosecute a patent application for joint Foreground IPRs under its control, upon prior written approval of the other Party, which approval will not be unreasonably withheld. The Parties will confer in a timely manner regarding the patent application and countries in which to file such application. All out of pocket costs related to applications for joint Foreground IPRs shall be shared equally between the Parties. The same applies for the maintenance fees and other costs
         - but not including litigation - for such joint Foreground IPRs on patents granted. If, however, the non-controlling Party is not interested in filing an application for the joint Foreground IPRs, the controlling Party may file or have filed such application at its own expense and shall be the sole owner of any resulting Foreground IPRs subject to a free, fully paid-up, non-exclusive, unrestricted license for the lifetime of the Foreground IPRs concerned for the own use of the non-controlling Party but the rights of third parties under already existing licenses and agreements shall not be prejudiced. The non-filing Party shall assign all other rights in such joint invention to the filing Party at no charge.

         10.4.1 The controlling Party shall be designated to maintain applications for joint Foreground IPRs. The other Party shall at its own cost furnish the filing Party with all documents, or other assistance, that may be necessary for the filing and prosecution of each such application.

         10.4.2 If a patent is allowed for any joint Foreground IPRs, each Party shall have the right to exercise its ownership of such joint Foreground IPRs, including the non-assignable right to grant non-exclusive licenses, under the Foreground IPRs on such a joint invention without the consent of and without accounting to the other owner, so long as the owner granting such license fulfills its obligation, if any, to pay its proportionate share of the costs related to such Foreground IPRs on a joint invention.

10.5 Foreground IPRs on a joint invention regarding the interface between the Magnet system and the MRI system will be treated as follows ("Interface Foreground IPRs"):

         10.5.1 The filing of applications for Interface Foreground IPRs shall be subject to mutual agreement between the Parties. The Parties will agree within a reasonable period of time after notification provided under Article 10.3.1, on an appropriate course of action for filing such applications, including which Party is to be designated with the preparation, filing and prosecution of such applications and in which countries of the world to file such applications for Interface Foreground IPRs. All out of pocket costs related to applications for Interface Foreground IPRs or IPRs resulting from such applications shall be shared equally between the Parties. One of the Parties shall be designated to file or have filed, prosecute and maintain applications for Interface Foreground IPRs and any IPRs resulting therefrom on joint inventions. The other Party shall at its own cost furnish the filing Party with all documents, or other assistance, that may be necessary for the filing and prosecution of each such application.




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         10.5.2   If, however, one Party is not interested in filing an
                  application for Interface Foreground IPRs on a joint invention, the other Party may file or have filed such application at its own expense and shall be the sole owner of any resulting Interface Foreground IPRs subject to a free, fully paid-up, non-exclusive, unrestricted license for the lifetime of the Interface Foreground IPRs concerned for the own use of the Party who was not interested in filing such application. The non-filing Party shall assign its rights in such joint invention to the filing Party.

10.6 In the event that one of the joint owners of Foreground IPRs or a Party filing an application for Foreground IPRs on a joint invention wants to stop the payment of its share of the maintenance fees or other costs in any particular country, the other owner may take over the payment of such share. The Party discontinuing to pay its proportionate share for one or more countries shall forthwith relinquish to the other Party which continues such payments, its title to and interest in such jointly owned Foreground IPRs for the countries concerned, subject, however, to the retention of a free, fully paid-up, non-exclusive, non-assignable and unrestricted license under the Foreground IPRs in the countries concerned in favor of the relinquishing Party for the own use of the relinquishing Party. However, the relinquishing owner shall no longer have the right to grant licenses thereunder to third parties, but the rights of third parties under already existing licenses and agreements shall not be prejudiced. The rights of the relinquishing Party in other (i.e., continued) countries shall not be affected.

10.7 A joint owner shall have the right to bring an action for infringement of a jointly-owned Foreground IPR only with the consent of the other owner. This consent may only be withheld if such action would be prejudicial to the other owner's commercial interests as can be demonstrated to the reasonable satisfaction of the joint owner interested to bring such infringement action.


                                   ARTICLE 11
                                  IPR LICENSES

11.1 Each Party hereby grants the other Party, subject to prior commitments, a free, non-exclusive license, without the right to grant sublicenses, under its Background IPRs and/or Foreground IPRs to the extent such IPR is required by the other Party solely for performing the development work allocated to it under a Project Development Agreement.

11.2 PHILIPS shall cause Koninklijke Philips Electronics N.V. to grant hereby to INTERMAGNETICS a world-wide, irrevocable, fully paid up, non-exclusive license, without the right to grant sublicenses, under PHILIPS' Foreground IPRs to make, have made - according to INTERMAGNETICS' design -, use, sell, service, and practice any method of Products and Substantially Similar Products taking into account the exclusivity arrangement in Article 6 above.

11.3 INTERMAGNETICS hereby grants to PHILIPS and to PHILIPS' Associated Companies a world-wide, irrevocable, fully paid up, non-exclusive license, without the right to grant sublicenses, under INTERMAGNETICS' Foreground IPRs to use, sell, lease, service, practice any method or otherwise dispose of Products taking into account the exclusivity arrangement in Article 6 above.




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11.4     If INTERMAGNETICS willfully and with the intent to force termination of this Agreement, fails to perform a material obligation hereunder resulting in termination by PHILIPS pursuant Article 16.2(a), then the license provided in Article 11.3 above, shall include the right, under INTERMAGNETICS' Foreground IPRs to make, or have made by a third party, the Products or natural commercial successors of the Products resulting from the normal evolution of the design (but not to include material reconfiguration that would result in the development of new products).

11.5 The licenses granted under Articles 11.2, 11.3 and 11.4 shall be for the lifetime of the Foreground IPRs concerned.

11.6 PHILIPS is prepared to cause Koninklijke Philips Electronics N.V. to grant to INTERMAGNETICS at its request, subject to prior commitments, a non-exclusive license under its Background IPRs against reasonable terms and conditions to be agreed upon, provided that such license, which shall be limited to the field of Products and Substantially Similar Products, is demonstrated to the reasonable satisfaction of PHILIPS to be technically indispensable for INTERMAGNETICS in order to operate under the licenses granted by PHILIPS under Article 11.2 hereof.

11.7 INTERMAGNETICS is prepared to grant to PHILIPS at its request, subject to prior commitments, a non-exclusive license under its Background IPRs against reasonable terms and conditions to be agreed upon, provided that such license, which shall be limited to the field of Products, is demonstrated to the reasonable satisfaction of INTERMAGNETICS to be technically indispensable for PHILIPS in order to operate under the licenses granted by INTERMAGNETICS under Article 11.3, and Article 11.4 hereof, but only if such Article becomes applicable.

11.8 The licenses granted by PHILIPS to INTERMAGNETICS under the Parties' Amended and Restated Supply Agreement (dated November 13, 1998) shall remain in full force and effect and are not intended in any way to be limited by the terms and conditions of this Agreement.

11.9 Except for the licenses granted under this Agreement, PHILIPS shall have no rights to, or ownership of, the specific design of the Prototype and/or First Articles or the Product(s) or INTERMAGNETICS' engineering or production technologies, to the extent such design and/or technologies are proprietary to INTERMAGNETICS.


                                   ARTICLE 12
                      OWNERSHIP OF INFORMATION AND LICENSES

12.1 Each Party shall retain exclusive ownership of its Background Information and the Foreground Information solely developed by one or more employee(s) of that Party.




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12.2     In the event that during the term of this Agreement and as a result of and in the course of a Project Development Agreement any Foreground Information is jointly developed by one or more employees of PHILIPS and/or its Associated Companies and one or more employees of INTERMAGNETICS and/or its Associated Companies and the contributions of both Parties are undividable, then both Parties will jointly own such jointly developed Foreground Information and each joint owner shall have an equal, undivided interest in and to such jointly developed Foreground Information.

12.3 Each joint owner in accordance with Article 12.2, shall have the non-assignable, non-exclusive and unrestricted right, including the right to grant sublicenses to third parties, to use jointly developed Foreground Information without the consent of and without accounting to the other owner for the duration and within the scope of this Agreement only. In case only one of the Parties upon termination of this Agreement wishes to use such jointly owned Foreground Information the Parties shall treat as Confidential Information the other Party's interest or lack thereof in such jointly owned Foreground Information until such other Party's interest or lack thereof, in such jointly owned Foreground Information is, or otherwise becomes, generally known or available through no act or disclosure of the other Party or its personnel.

12.4 Each Party hereby grants the other Party, subject to prior commitments, a free, non-exclusive license, without the right to grant sublicenses, under its Background Information and/or Foreground Information to the extent such Information is required by the other Party solely for performing the work allocated to it under a Project Development Agreement.

12.5 PHILIPS shall cause Koninklijke Philips Electronics N.V. hereby to grant to INTERMAGNETICS and its Associated Companies a world-wide, fully paid up, perpetual and non-exclusive license, without the right to grant sublicenses, to use its Foreground Information to make, have made, use, sell or otherwise dispose of Products or Substantially Similar Products.

12.6 INTERMAGNETICS and its Associated Companies hereby grant PHILIPS and its Associated Companies a world-wide, fully paid up, perpetual and non-exclusive license, without the right to grant sublicenses, to use its Foreground Information to use, sell, lease, service or otherwise dispose of Products.

12.7 PHILIPS and its Associated Companies are prepared to grant and to cause Koninklijke Philips Electronics N.V. to grant to INTERMAGNETICS and its Associated Companies at their request, subject to prior commitments, a non-exclusive license under its Background Information against reasonable terms and conditions to be agreed upon, provided that such license, which shall be limited to the field of Products and Substantially Similar Products, is demonstrated to the reasonable satisfaction of PHILIPS to be technically indispensable for INTERMAGNETICS in order to exercise the licenses granted by PHILIPS to INTERMAGNETICS under Article 12.5.

12.8 INTERMAGNETICS and its Associated Companies are prepared to grant to PHILIPS and its Associated Companies at their request, subject to prior commitments, a non-exclusive license under its Background Information against reasonable terms and conditions to be agreed upon, provided that such license, which shall be limited to the field of Products, is demonstrated to the reasonable satisfaction of INTERMAGNETICS to be technically indispensable for PHILIPS in order to exercise the licenses granted by INTERMAGNETICS to PHILIPS under Article 12.6.





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                                   ARTICLE 13
                                 CONFIDENTIALITY

13.1     Confidential Information
         All specifications, including the Specifications, drawings, industrial designs, samples, marketing plans, software and all other information disclosed in writing by either Party to the other and being marked as "Confidential", "Proprietary" or similar indications or disclosed visually or orally and confirmed in writing within fourteen (14) days after such oral or visual disclosure, as well as the contents of this Agreement, any Development Project Agreement and any Supply Agreement, including Purchase Orders placed pursuant to those agreements ("Confidential Information"), shall be kept in strictest confidence by the receiving Party, shall remain the disclosing Party's property, may be divulged only to such of the receiving Party's personnel as has need to know and as has undertaken to keep Confidential Information secret, and shall be returned to the disclosing Party upon its request. Confidential Information shall not be reproduced, disclosed or used by the receiving Party except to the extent required for due performance of this Agreement and the receiving Party shall protect Confidential Information from further disclosure by itself and by its personnel in the same manner as it would do with regard to its own Confidential Information. Exceptions are allowed only after prior mutual agreement or where required by law.

13.2     Duration
         The Parties' obligations under this Article 13 shall continue for a period of five (5) years after termination of this Agreement.

13.3     Exceptions
         This Article 13 shall not apply to Confidential Information that the receiving Party can demonstrate:

         (a) is or becomes generally known or available through no act or disclosure of the receiving Party or its personnel; or

         (b) was available to the receiving Party prior to disclosure or has been furnished to it by a third party entitled to disclose same without restrictions as to disclosure or use or by the other Party; or

         (c) was, subsequent to disclosure, independently developed by the receiving Party without use of Confidential Information; or

         (d)      is required to be disclosed under applicable law.

13.4     Confidential disclosure agreements with third parties
         Neither Party shall enter into a confidential disclosure agreement with a third party which would prohibit strategic consultation between Parties as provided for in Article 5.2 and 5.3.




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                                   ARTICLE 14
                                PRODUCT LIABILITY

14.1 In no event will INTERMAGNETICS' Product liability be greater for any Prototype and/or First Article than for any Product purchased by PHILIPS.

14.2 INTERMAGNETICS shall indemnify PHILIPS and all PHILIPS' Associated Companies and assume the defense of, any and all claims for bodily injury and/or death arising solely as a direct result of (i) design or manufacturing defects in the Products, (ii) failure by INTERMAGNETICS to provide PHILIPS with reasonable warnings with respect to known risks (or risks which should have been known to INTERMAGNETICS) of bodily injury or harm caused by the Product, except risks relating to magnetic fields in general, or (iii) installation performed by INTERMAGNETICS of Products sold to PHILIPS. If PHILIPS has actual notice that such a claim shall be or has been made against it involving INTERMAGNETICS, PHILIPS shall immediately inform INTERMAGNETICS in writing and allow INTERMAGNETICS and its insurers the opportunity to conduct the defense of such claim including possible negotiations for settlement. PHILIPS shall cooperate fully with INTERMAGNETICS and its insurers in the disposition of any such matters whenever reasonably requested to do so. The obligations of INTERMAGNETICS to indemnify and defend shall not extend to claims solely attributable to the negligence or intentional malfeasance of PHILIPS or PHILIPS' Associated Companies, their agents, distributors and/or their customers or other users of the MRI systems nor to any claims attributable solely to or arising out of actions solely by them which are outside the scope of or inconsistent with INTERMAGNETICS' operating instructions and/or technical/maintenance manuals.

14.3 PHILIPS shall indemnify INTERMAGNETICS against, and assume the defense of, any and all product liability and other third party claims for bodily injury and/or death arising or attributable (i) solely to the use of those parts of the Products sold or provided free of charge by PHILIPS to INTERMAGNETICS for incorporation in the Products, (ii) to the effect of magnetic fields (iii) solely to the negligence or intentional malfeasance of PHILIPS or PHILIPS' Associated Companies, their agents or distributors or (iv) solely to parts of the MRI system other than the Products supplied by INTERMAGNETICS. If INTERMAGNETICS has actual notice that such a claim shall be or has been made against INTERMAGNETICS involving PHILIPS, INTERMAGNETICS shall immediately inform PHILIPS in writing and allow PHILIPS and its insurers the opportunity to conduct the defense of such claim, including possible negotiations for settlement. INTERMAGNETICS shall cooperate fully with PHILIPS and its insurers in the disposition of any such matters, whenever reasonably requested to do so. To this end, INTERMAGNETICS shall keep records of all relevant design and test documentation which INTERMAGNETICS normally keeps in order to defend product liability claims at least thirteen (13) years after delivery of each Product and on request provide PHILIPS' insurers with copies thereof under relevant confidentiality obligations, solely for the purpose of defending such third party claims. The obligation of PHILIPS to indemnify and defend shall not extend to claims attributable solely to the negligence or intentional malfeasance of INTERMAGNETICS or INTERMAGNETICS' vendors or agents.




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14.4     Each Party shall maintain such insurance as it may deem necessary to cover its Product liability, and upon the other Parties' request shall produce for inspection these insurance policies and premium payment receipts.


                                   ARTICLE 15
                                PATENT INDEMNITY

15.1 INTERMAGNETICS shall fully indemnify to the limit of the total invoice value of any allegedly infringing Products, PHILIPS, PHILIPS' Associated Companies, their distributors, agents and/or customers, against all reasonable fines, losses, damages, costs and expenses including attorney fees, arising from any valid claim brought by a third party claiming that a Product (or any part thereof) infringes on the third party's patent rights or other industrial or intellectual property right; provided PHILIPS gives INTERMAGNETICS full authority, at the option of INTERMAGNETICS, either to settle or to defend such claim, suit or proceeding and - at INTERMAGNETICS' request and expense
         - full cooperation, assistance and information as needed by INTERMAGNETICS to address the claim. PHILIPS shall promptly notify INTERMAGNETICS in writing of any allegation of infringement and shall not make any admission without INTERMAGNETICS' prior consent. If the use of any Product or Spare Part is enjoined, INTERMAGNETICS shall, at its own expense and at its option, either procure for PHILIPS, the PHILIPS' Associated Companies and their customers the right to continue using Product and/or Spare Part, or replace same with a non-infringing Product or Spare Part or modify it so that it becomes non-infringing, always without substantially affecting the Product or Spare Part's compatibility with PHILIPS' MRI system device in conjunction with which it is to be used and without substantially affecting conformance to the Specifications. INTERMAGNETICS' indemnification does not cover any claim in respect of any patent or patent application of PHILIPS or others of which PHILIPS or PHILIPS' Associated Companies is presently aware that is to be used in Products to be supplied by INTERMAGNETICS to PHILIPS under this Agreement and which it does not bring to INTERMAGNETICS' attention before execution of this Agreement.

15.2 If and to the extent that the infringement is the result of (a) parts supplied by PHILIPS, or (b) modifications or enhancements of Products or Parts as specifically designed by PHILIPS or specifically requested by PHILIPS to be implemented in the Products or Parts, INTERMAGNETICS shall not be liable under this Article 15. INTERMAGNETICS shall not be required to meet any design requests by PHILIPS if INTERMAGNETICS advises PHILIPS that it would infringe patents of a third party in order to meet such requests. INTERMAGNETICS' indemnification does not extend to any suit based upon any infringement or alleged infringement of any industrial or intellectual property rights on the basis of combining, incorporating and/or inserting Products furnished by INTERMAGNETICS into MRI systems if the infringement would be avoided by the use of the Products alone.
         PHILIPS shall similarly indemnify INTERMAGNETICS to the limit of the total invoice value of the allegedly infringing Products for suits and proceedings and all reasonable damages and costs awarded, including attorneys fees, with respect to all these occurrences covered by this paragraph.




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15.3     PHILIPS shall indemnify INTERMAGNETICS, to the limit of the total invoice value of the Products, for alleged infringement of:

         (a) OMT active shielded magnet patent US4587504 and its corresponding patents/applications in any country;

         (b) Siemens B-zero field compensation patent EP0299325 and its corresponding patents/applications in any country; and

         (c) any patent of any third party which cannot be avoided if PHILIPS' active shielded magnet patent EP0138270 and/or its corresponding patents/applications in any country are used.

         PHILIPS' indemnification to INTERMAGNETICS for suits and proceedings shall cover all reasonable damages, expenses and costs, including attorney fees as provided above with respect to such Products using such patents and supplied to PHILIPS.

15.4 The foregoing states the entire liability of INTERMAGNETICS and PHILIPS respectively for infringement of the said rights by Products or any Spare Parts.


                                   ARTICLE 16
                            DURATION AND TERMINATION

16.1     Term
                  The initial term of this Agreement with exception of Articles
         6.3 and 6.4 shall commence on the Effective Date through and up to 31 December 2009. Starting calendar year 2004, at the end of each calendar year of this Agreement, the term shall be extended automatically for an additional twelve (12) month period, unless either Party provides a written notice to the other prior to the end of the calendar year of its intent to terminate at the end of the then applicable term. The term for the exclusivity arrangement as stipulated in Articles 6.3 and
         6.4 shall commence on the Effective Date through and up to 31 December 2007. At the end of calendar years 2003 and 2004 of this Agreement, the term shall be extended automatically for an additional twelve (12) month period, unless PHILIPS provides a written notice to INTERMAGNETICS, pursuant to Article 6.3.3, of its intent to terminate at the end of the then applicable term. For the calendar years 2005 and after, the term of the exclusivity arrangement as stipulated in Articles 6.3 and 6.4 will be according the term of this Umbrella Agreement.

16.2     Termination
         In addition to termination in accordance with Article 18, this Agreement may be terminated as follows:

         (a) If a Party is in material breach of this Agreement, the non-breaching Party is entitled to give written notice to the breaching Party. The notice must specify the breach and provide a reasonable opportunity to remedy the breach to the reasonable satisfaction of the non-breaching Party as quickly as commercially reasonable but in any event no longer than six
                  (6) months.




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                  If the breaching Party fails to remedy the breach, the
                  non-breaching Party is entitled to take any action open to it under this Agreement and in law, including immediate termination of this Agreement by notice in writing; provided, however, that (i) neither Party shall be liable to the other for any special or consequential damages at any time, and (ii) any action is subject to the arbitration procedure set forth in Article 19.8. In addition, if INTERMAGNETICS' breach is the result of its repeated failure to supply Products on a prolonged basis, the Parties will negotiate for a second source of supply.

         (b) Either Party may terminate this Agreement immediately by written notice to the other Party in the event the latter Party becomes insolvent, files or is the subject of a bankruptcy action which is not dismissed within sixty (60) days, has a receiver appointed, or makes an assignment for the benefit of creditors.

         (c) PHILIPS may terminate this Agreement upon two (2) years written notice to INTERMAGNETICS if more than 50% of the voting shares of INTERMAGNETICS are acquired by, or more than a majority of INTERMAGNETICS' directors have been nominated by, a principal competitor of PHILIPS in MR imaging.

         (d) INTERMAGNETICS may terminate this Agreement upon two (2) years written notice to PHILIPS if PHILIPS or its Associated Companies acquire control over, or become controlled by, an entity engaged in the manufacture of superconductive magnets for MR imaging systems.

         (e) In the event a principle (at least 20% market share) MR competitor of PHILIPS acquires the following percentage of outstanding shares of common stock of INTERMAGNETICS, then within a period of 180 days after such transaction has officially been made public or has been closed (i.e., after both of these events have occurred) PHILIPS shall have the right, in its sole discretion, to notify INTERMAGNETICS of earlier and unilateral termination of the Umbrella Agreement, with a lead time to be chosen solely by PHILIPS, but which shall not be less than the minimum lead times set forth below:

                  In case the percentage is equal to or greater than 10% and less than 20%, the minimum termination period is five (5) years.

                  In case the percentage is equal to or greater than 20% and less than 35%, the minimum termination period is four (4) years.

                  In case the percentage is equal to or greater than 35% and less than a controlling interest as defined in Article 16.2(c), the minimum termination period is three (3) years.

16.3     Effect of Termination
         Any notice of termination given under this Agreement shall be deemed to be a notice of termination under any Development Project Agreement and/or Supply Agreement. Termination of an individual Development Project Agreement and/or Supply Agreement will not affect the Term of this Agreement, any (other) Supply Agreement or any (other) Development Project Agreement entered into by the Parties, unless such termination constitutes a material breach under the terms of this Agreement.




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                                   ARTICLE 17
                                 SURVIVING TERMS

17.1 In the event of termination of this Agreement, the provisions of Articles 2, 4.6, 10, 11, 12, 13, 14, 15, 17, 19.1, 19.5, 19.7, 19.8,
         19.9, 19.10, 19.11, and 19.12 of this Agreement shall survive.

17.2 Upon termination of this Agreement neither Party shall be liable to the other Party except if otherwise stated in this Agreement.


                                   ARTICLE 18
                                  FORCE MAJEURE

18.1     Effect of Force Majeure
         If either Party is prevented from or delayed in the performance of this Agreement due to the occurrence of force majeure either Party shall be entitled to suspend performance of its obligation for the duration of the prevention or delay caused by such force majeure, without being responsible for any damages resulting therefrom to the other Party.

18.2     Force Majeure Exceeding Three Months
         If the period of prevention or delay caused by force majeure exceeds three (3) consecutive months, then either Party shall be entitled to terminate this Agreement upon thirty (30) days written notice without being liable for any damages whatsoever towards the other Party.
         This does not affect however commitments which remain applicable upon termination of this Agreement as stated elsewhere in this Agreement.

18.3     Information and Action by Affected Party
         The Party affected by force majeure shall inform the other Party promptly in writing specifying the force majeure as well as its expected duration. The Party so affected shall take all reasonable steps to limit the period of prevention or delay as much as possible.

18.4     Definition
         The expression "force majeure" shall mean and include a happening or event beyond a Party's reasonable control in consequence of which it cannot execute or cannot reasonably be required to execute its obligations. Such circumstances include but are not restricted to: acts of God, war, civil war, insurrection, flood, strikes, epidemics, governmental regulations, freight embargoes, non-availability of any permits, licenses and/or authorizations required unless such non-availability is attributable to the Party claiming the force majeure.
         Local strikes in facilities controlled by the Parties shall not be considered force majeure.





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                                   ARTICLE 19
                                  MISCELLANEOUS

19.1     Entire Agreement
         It is understood and agreed that this Agreement and the attached Schedules contain the entire understanding between the Parties relating to the subject matter and that any representation, promise, or condition not contained in this Agreement shall not be binding on either Party, unless otherwise agreed and confirmed in writing; provided, however, that this Agreement shall not in any way affect or supersede the Parties' obligations under the Amended and Restated Supply Agreement dated November 6, 1998 and the Termination Agreement dated April 29, 1999.

19.2     Non-applicability of Standard Terms and Conditions
         The terms and conditions contained in this Agreement and the attached Schedules shall take precedence over any standard terms and conditions which appear on any documents previously or subsequently issued by PHILIPS or INTERMAGNETICS under or with reference to this Agreement inclusive of any Purchase Order or any documents incorporated by reference, unless such document is signed by both Parties and explicitly states that it is a modification of this Agreement.

19.3     Assignment
         This Agreement shall be binding on the Parties hereto and their successors and assigns, provided, however, that this Agreement may not be assigned, transferred or hypothecated by either Party, in whole or in part, directly or indirectly, without the prior written consent of the other Party and provided further that either Party is entitled to assign its rights (but not its obligations) under this Agreement in part or in whole to any of its Associated Companies without the other Party's consent.

19.4     Waiver
         No failure by either Party to insist upon strict compliance by the other Party with any of the terms, provisions or conditions of this Agreement in any instance shall be construed as a waiver or relinquishment by either Party of the other Party's rights to insist upon strict compliance in the future.

19.5     Notices
         Notices, consents, approvals and other communications from one Party to the other pursuant to this Agreement shall be deemed to have been sufficiently given if sent by registered airmail, or, by telefax or telex confirmed the same day by registered airmail, and addressed as specified below, or, addressed in such other manner as previously notified in writing by the addressee. All communications shall be deemed to have arrived, in the case of a communication by registered airmail only as of the 6th (sixth) day following posting, and, in the case of a communication by telefax or telex confirmed by registered airmail, as of the business day following the day the telefax or telex is dispatched.



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         Communications to PHILIPS shall be addressed as follows:

         (by mail)     :   PHILIPS Medical Systems Nederland B.V.
                           f.a.o. General Counsel PMS
                           Veenpluis 6
                           P.O. Box 10000
                           5680 DA Best
                           The Netherlands
         (by telefax)  :   +31-40-2762561
                           with a copy to Purchasing Department MR

Communications to INTERMAGNETICS shall be addressed as follows to:

         (by mail)     :   V.P. and General Manager, Magnet Business Group
                           Intermagnetics General Corporation
                           450 Old Niskayuna Road
                           P.O. Box 461
                           Latham, New York 12110-0461
                           U.S.A.
         (by telefax)  :   + 1-518-783-2623
                           with a copy to Intermagnetics' Finance Department

19.6     Modification of Agreement
         This Agreement may not be modified or amended except by a writing signed by the authorized representatives of the Parties which shall be attached to this Agreement.

19.7     Consent
         Whenever under this Agreement a Party's consent, permission, agreement, acceptance, satisfaction or approval is required, it shall not be unreasonably or arbitrarily withheld or delayed.

19.8     Applicable Law and Settlement of Disputes
         This Agreement shall be governed by, and the rights of the Parties shall be determined under, the laws of the State of New York, not including New York rules of conflicts of laws or private international law that may refer to the law of another jurisdiction as the applicable governing law.

         The Parties agree to endeavor to identify in advance issues that could generate controversies or disputes, in order to permit their early resolution by friendly negotiations, and to use their best efforts to negotiate in good faith, for a period of sixty (60) days or such other period as shall be mutually agreed upon by them, to resolve all such controversies or disputes in an amicable manner. All disputes arising out of or in connection with the interpretation or execution of this Agreement during its life or thereafter shall be finally settled by arbitration in New York City, New York, USA, accordingly to the Rules of Conciliation and Arbitration of the International Chamber of Commerce by three (3) arbitrators in accordance with the Rules. The language of the arbitration shall be English. The award of the Court of Arbitration shall be final and binding and may be enforced in any court of competent jurisdiction.

19.9     Headings
         Headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

19.10    Publicity
         Neither INTERMAGNETICS nor PHILIPS shall, without the prior written consent of the other Party, (a) make any news release or public announcement or communication, relating to this Agreement or its subject matter, nor (b) in any manner advertise or publish the fact that Parties entered into this Agreement, except as required by law.






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         The written consent of the other Party is requested in cases (a) and
         (b) not only as regards the content of any public announcement, communication, advertisement or publication ("the Communication"), but also as regards the medium used for each Communication, the frequency of each Communication and the context in which each Communication is used.

         For the disclosure of information subject to the provisions of Article 13 (Confidentiality), the Parties shall coordinate their respective public communication. For this purpose, each party shall be provided with any proposed public communication of such confidential information by the other party and the chief executive officer of the receiving party shall agree or reject such proposal within ten (10) days from such provision.

         In case such public communication is required by law, each party (i) shall use its best efforts to maintain the confidentiality of the information referred to in this Article 19.10 and of any other Confidential Information, e.g. by asserting any applicable privileges, and shall, immediately after gaining knowledge of or receiving an official requirement or request by any regulatory agency (e.g., the Securities and Exchange Commission) or a notice of an administrative or judicial action, notify the other party thereof and give it the opportunity to seek any other legal remedies so as to maintain in confidence the information referred to in this Article 19.10 and any other Confidential Information, and (ii) shall in any way limit the public communication required under (i) to the information strictly required.

19.11    Trademarks
         PHILIPS herewith grants INTERMAGNETICS the right to use the following trademarks: (a) the word mark "Philips" and Philips' Shield Emblem and
         (b) such other trademark(s) as may be designated at any time by PHILIPS on the Products during the Term, if INTERMAGNETICS strictly adheres to the instructions of PHILIPS laid down in a Schedule to a Supply Agreement.
         INTERMAGNETICS acknowledges all rights of PHILIPS in and to the said trademarks and further agrees that the design, development, manufacture and supply of Product(s), Spare Part(s), and packing, if any, bearing such trademarks shall not be construed as a grant of any rights in such trademarks or as the use of such trademarks, either on or relating to INTERMAGNETICS' products, in INTERMAGNETICS' sales literature or other publications, or otherwise, by or for the benefit of INTERMAGNETICS without PHILIPS' prior written consent.

19.12    Severability
         If any of the provisions of this Agreement are held to be void or unenforceable by or as a result of a determination of an arbitrator or judicial authority having competent jurisdiction, the decision of which is binding upon the Parties with respect to one or more of the countries to which this Agreement applies, the Parties agree that such determination shall not result in the nullity or unenforceability of the remaining portions of this Agreement in such country(ies). The Parties further agree to replace such void or unenforceable provisions of this Agreement with respect such country(ies) by valid and enforceable provisions which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provisions. The provisions so determined to be void or unenforceable shall, however, remain in full force and effect with respect to all other countries to which this Agreement applies.





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IN WITNESS WHEREOF the parties have caused this Agreement to be signed by their authorized representatives:



INTERMAGNETICS GENERAL                                    PHILIPS MEDICAL SYSTEMS
CORPORATION                                               NEDERLAND B.V.


Signature     /s/ Glenn H. Epstein                        Signature     /s/ Juergen Tieman
              -------------------------------------                     ----------------------
              Glenn H. Epstein                                          Mr Juergen Tiemann
              Chairman and Chief Executive Officer                      CEO Business Group DIS
Date: 5 April 2004
                                                          Date: _____




INTERMAGNETICS GENERAL                                    PHILIPS MEDICAL SYSTEMS
CORPORATION                                               NEDERLAND B.V.


Signature:    /s/ Leo Blecher                             Signature:    /s/ Dr. A.H. van Ommen
              -------------------------------------                     -------------------------
              Leo Blecher                                               Dr A.H. van Ommen
              President, MRI Sector                                     Senior V.P.
                                                                        BU Magnetic Resonance

Date: 5 April 2004                                        Date: 27 April 2004
      ------------                                              -------------





INTERMAGNETICS GENERAL                                    PHILIPS MEDICAL SYSTEMS
CORPORATION                                               NEDERLAND B.V.


Signature:    /s/ Garry Morrow                            Signature:    /s/ Cees Sluys
              -------------------------------------                     -----------------
              Garry Morrow                                              Cees Sluys
              Marketing Director, MRI Sector                            Purchasing Manager
                                                                        PMG Magnetic Resonance

Date: 5 April 2004                                        Date: 26 April 2004
      ------------                                              -------------







initial Intermagnetics                                           initial Philips
                                       29